Exhibit 5.1

ROBINSON BRADSHAW & HINSON

February 5, 2008

First Bancorp
341 North Main Street
Troy, North Carolina 27371

Re:  Registration Statement on Form S-4, File No. 333-146658

Ladies and Gentlemen:

We refer to the registration statement, as amended (the “Registration Statement”), of First Bancorp, a North Carolina corporation (hereinafter referred to as the “Company”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,200,000 shares of the Company’s common stock, no par value per share (the “Shares”), issuable in connection with the proposed merger (the “Merger”) of Great Pee Dee Bancorp, Inc., a Delaware corporation (“Great Pee Dee”), with and into the Company, pursuant to the Merger Agreement dated as of July 12, 2007 between the Company and Great Pee Dee (the “Merger Agreement”). We have examined the Articles of Incorporation (as amended) and the Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when originally issued and delivered by the Company as contemplated by the Registration Statement and in accordance with the terms and conditions of the Merger Agreement, will be legally issued, fully paid and nonassessable. We have assumed that the Company and those persons receiving Shares pursuant to the Merger Agreement will have complied with the relevant requirements of the Merger Agreement and that all prescribed filings with regulatory authorities, including any stock exchanges that have jurisdiction, will be effected in accordance with their respective requirements and that approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of the Shares.

The opinions expressed herein are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares). In addition, the opinions expressed herein are conditioned upon the Registration Statement becoming effective under the Securities Act of 1933, as amended, the Merger being approved by the requisite vote of the stockholders of Great Pee Dee, all relevant corporate actions heretofore taken by the Company remaining in full force and effect, the Company’s Articles of Incorporation (as amended) and Amended and Restated Bylaws not being further amended prior to the issuance of any of the Shares, and there being no change in law materially adversely affecting the power of the Company to issue and deliver the Shares or the validity of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Attorneys at Law

101 North Tryon Street, Suite 1900, Charlotte, NC 28246

Charlotte, NC     Chapel Hill, NC     Rock Hill, SC

ROBINSON BRADSHAW & HINSON

First Bancorp
February 5, 2008

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/  Robinson, Bradshaw & Hinson, P.A.
ROBINSON, BRADSHAW & HINSON, P.A.